EXHIBIT  "B"

                          PLEDGE AND SECURITY AGREEMENT




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                          PLEDGE AND SECURITY AGREEMENT


This PLEDGE AND SECURITY AGREEMENT, dated as of July 30, 2004, is between U.S. Energy Corp. (the "Borrower"), and Rocky Mountain Gas, Inc., ("RMG"), both Wyoming corporations, and Geddes and Company, (the "Lender") an Arizona corporation, and is executed pursuant to the Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower and Lender.

                                    RECITALS

     WHEREAS, the Borrower and RMG have requested that the Lender provide a loan of up to $3,000,000 to the Borrower (the "Loan"); and

     WHEREAS, the Lender has agreed to make such Loan subject to the terms of the Credit Agreement; and

     WHEREAS, the Borrower and RMG, will receive direct and indirect benefits from the Loan under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligations of the Lender to make the Loan under the Credit Agreement that the Borrower and RMG execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the promises herein and to induce the Lenders to enter into the Credit Agreement and to make the Loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                          DEFINITIONS; TERMS GENERALLY

     Section  1.01  Definitions.   As  used  herein:

     (a)  terms  defined  above  have  the  meanings  given  such  terms  above;

     (b) unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement;

     (c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and


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     (d)  the  following  terms  have  the  following  meanings:

          "Agreement"  means this Pledge and Security Agreement, as the same may
           ---------
          be  amended,  supplemented  or  otherwise  modified from time to time.

          "Collateral"  has  the  meaning  given  such  term  in  Section  2.01.
           ----------

          "Obligations"  means  the  collective  reference  to  the  payment and
           -----------
          performance  when
          due of all indebtedness, liabilities, obligations and undertakings of the Borrower (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Loan Documents.

          "Pledged  Property"  means:
           -----------------

          1. That certain promissory note dated August 14, 2003, issued by The Cactus Group, LLC to Plateau Resources Limited (and subsequently assigned to the Borrower) (the "Ticaboo Note") and the related mortgage securing such note, copies of which are attached hereto as Exhibit B-1; and

          2.   A  1981  Citation  II  jet,  550 S/N #550-0264, FAA # N777WY, and

          3. RMG's working mineral interests in all Castle Rock CBM leases, consisting of all Acquired Assets (as such term is defined in that certain Agreement for Purchase and Sale of Assets between RMG and Quantum Energy, LLC, dated January 3, 2000, as modified by that certain Purchase and Sale Agreement between RMG and CCBM, Inc. dated June 29, 2001), which leases are more specifically described on Exhibit B-2 attached hereto (the "Mineral Interests"); and

          4. Four million shares of Rocky Mountain Gas, Inc. ("RMG") Common Stock (the "RMG Stock") .

          "Secured  Party"  means  the  Lender.
           --------------

          "Loan  Documents"  means  the  collective  reference  to  the  Credit
           ---------------
          Agreement, the Secured Convertible Note, the Warrant Agreement, this Agreement and any other document made, delivered or given in connection with any of the foregoing.

          "Uniform  Commercial  Code"  means the Uniform Commercial Code as from
           -------------------------
          time  to  time  in  effect  in  the  State  of  Arizona.


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     Section  1.02  Terms Generally; Rules of Construction.   The definitions of
terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

     Section 2.01 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower and RMG hereby pledge to the Secured Party, and hereby grant to the Secured Party, a first priority (second priority as to the Citation aircraft) continuing security interest in, lien on and right of setoff against, all of the Pledged Property and all proceeds thereof (the "Collateral").

     Section 2.02 Authorization to File Financing Statements. The Borrower and RMG hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any relevant jurisdiction any initial financing statements and amendments thereto indicating the Collateral in such form as may be required by the Secured Party. The Borrower agrees to furnish any information reasonably requested by the Secured Party for such purposes promptly upon the Secured Party's request. The Borrower and RMG also ratify their authorization for the Secured Party to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. In addition, to perfect security interests by Secured Party's possession, Borrower or RMG will deliver to Secured Party the original Ticaboo Note, with a separate endorsement signed in blank, and a certificate representing the RMG Stock, together with stock powers endorsed in blank sufficient to effect a transfer of such stock. Upon payment in full of the Obligations, Secured Party shall return possession of all Collateral to Borrower and release all filed and recorded financing statements or other evidence of the security interests arising hereunder.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower and RMG hereby represent and warrant to Secured Party, as of the date hereof and at all times during the terms of this Agreement, as follows:

     Section 3.01 Organization. The Borrower and RMG are duly organized, validly existing and in good standing under the laws of Wyoming, have all requisite power and authority, and have all material governmental licenses, authorizations, consents and approvals necessary, to own their respective assets and to carry on their business as now conducted.


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     Section  3.02  Authority; Enforceability. The execution and delivery by the
Borrower and RMG of this Agreement and the other Loan Documents and the performance of their obligations hereunder and thereunder are within the powers of the Borrower and RMG and have been duly authorized by all necessary corporate Board approval, and do not contravene any law, regulation, or order applicable to the Borrower or RMG or any of its properties or assets or any contractual restriction which may, individually or in the aggregate have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Pledgor.

     Section 3.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the filing of a financing statement describing the Collateral with the Secretary of State of Wyoming and delivery of possession of the Ticaboo Note and the RMG Stock, shall constitute valid perfected security interests of the Collateral in favor of the Secured Party as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and (b) except for the Citation II aircraft there are no prior or other Liens on the Collateral in existence on the date hereof.

     Section 3.04 Solvency. The Borrower is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     The Borrower and RMG hereby unconditionally covenant and agree with the Secured Party, until the entire Obligation shall have been paid in full as follows:

     Section 4.01 Maintenance of Perfected Security Interest; Further Documentation.

          (a) The Borrower and RMG shall maintain the security interest and lien created by this Agreement as a perfected security interest and lien having at least the priority described in Section 3.03; and

          (b) The Borrower shall promptly give notice to the Secured Party of, and shall defend against, any suit, action, proceeding or lien that involves the Collateral or that could adversely affect the security interest and lien granted by it hereunder, and the Borrower shall defend the security interest and lien created by this Agreement


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               against  the  claims  and  demands of all Persons whomsoever; and

          (c) The Borrower and RMG will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

          (d) The Borrower and RMG shall timely perform and comply with all provisions of the Loan Documents.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Section 5.01 Restrictions on Sales and other Dispositions. The Borrower shall not sell, assign, convey, pledge, encumber, transfer, redeem, exchange, substitute, replace or otherwise dispose of or abandon all or any part of the Collateral without the prior written consent of the Secured Party, provided however, the Borrower shall have the right to exercise good business judgment in the management of the Mineral Interests including lease cancellation or expiration so long as 75% of the value is not diminished.

     Section 5.02 Impairment of Security Interest. The Borrower will not take or fail to take any action which would in any manner impair the enforceability or priority of the Secured Party's security interest in any Collateral, impair the Collateral or the rights, remedies, powers and privileges conferred on the Secured Party pursuant to this Agreement or by operation of law or otherwise.

                                   ARTICLE VI
                                EVENT OF DEFAULT

     Section 6.01 Event of Default. One or more of the following events or circumstances shall constitute an "Event of Default" hereunder:

          A. An "Event of Default" under the Credit Agreement or any other Loan Document shall occur and be continuing; or

          B. The Borrower shall fail to pay any amount hereunder or under any other Loan Document to which it is a party when and as the same shall become due and payable.

                                  ARTICLE VII
                              RIGHTS AND REMEDIES

     Section 7.01 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other


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instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. All proceeds of sale of any Collateral shall be applied to the Obligations, and Borrower shall be entitled to any surplus proceeds or Collateral remaining after the Obligations are paid in full.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement (including provisions regarding a change of address or telecopy number of a party). The address and telecopy number for notices and communications with respect to the parties is as follows:

U.S.  Energy  Corp.                         Rocky  Mountain  Gas,  Inc.
Attn:  Scott  Lorimer                       Attn:  Scott  Lorimer
877  North  8th  West                       877  North  8th  West
Riverton,  Wyoming  82501                   Riverton,  Wyoming  82501
(307)  856-9271                             (307)  856-9271
(307)  857-3050  (facsimile)                (307)  857-3050  (facsimile)


Geddes  and  Company
Attn:  F.  Michael  Geddes
2930  Camelback  Road,  Suite  110
Phoenix,  Arizona  85016
(602)  957-1354
(602)  468-1792  (facsimile)


     Section 8.02 Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Borrower there from, shall in any event be effective unless the same has been agreed to in writing by the parties.

     Section 8.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that any assignment must be approved in writing by the other party. Such written consent shall not be unreasonably withheld by either party.

     Section  8.04  Governing  Law;  Consent  to  Jurisdiction.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.


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          (b)  Any  legal action or proceeding with respect to this Agreement or any other loan document shall be brought in the Courts of the State of Arizona.

     Section 8.05 Entire Agreement. This written Agreement and the other Loan Documents represent the entire agreement among the parties as to the subject matter hereof.

     IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.


                                        U.S.  ENERGY  CORP.

                                        By:   /s/ Keith G. Larsen
                                           -------------------------------------
                                             Keith  G.  Larsen
                                             Title:  President

                                        ROCKY  MOUNTAIN  GAS,  INC.


                                        By:   /s/ Mark J. Larsen
                                           -------------------------------------
                                             Mark  J.  Larsen
                                             President

Accepted:

GEDDES  AND  COMPANY

By:   /s/ F. Michael Geddes
   ---------------------------------
       F.  Michael  Geddes
       President


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                                EXHIBIT "B - 1"

                                     TO THE

                          PLEDGE AND SECURITY AGREEMENT


                        Ticaboo Note and Related Mortgage


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                                EXHIBIT "B - 2"

                                     TO THE

                          PLEDGE AND SECURITY AGREEMENT


                            RMG Working Interest in

                      Castle Rock Coal Bed Methane Leases


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